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                                                                      EXHIBIT 11

                             GROUP 1 SOFTWARE, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    UNAUDITED

                                                                 FOR THE THREE MONTH
                                                                        PERIOD                      FOR THE SIX MONTH PERIOD
                                                                 ENDED SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                                               -------------------------            ----------------------------
                                                                 1997           1996                   1997             1996
                                                                (FY98)         (FY97)                (FY98)(1)         (FY97)
                                                               ----------     ----------            ------------      ----------
Net earnings (loss)                                         $        605   $        273          $        (490)    $        103

Primary earnings (loss)                                (A)           605            273                   (490)             103
                                                               ==========     ==========            ============      ==========

Fully diluted earnings (loss)                          (B)  $        605   $        273          $        (490)    $        103
                                                                           -                     -                 -
                                                               ==========     ==========            ============      ==========

Weighted average shares outstanding                                4,294          4,325                   4,294           4,325

Dilutive common stock equivalents for primary
     earnings per share                                                2              4                   - - -               1
                                                               ----------     ----------            ------------      ----------

Weighted average shares and common equivalent
     shares outstanding for primary earnings (loss)
     per share                                          (C)         4,296          4,329                   4,294           4,326
                                                               ==========     ==========            ============      ==========

Additional equivalent shares assuming full dilution                - - -          - - -                   - - -           - - -
                                                               ----------     ----------            ------------      ----------

Weighted average shares and common equivalent
     shares for fully diluted earnings per share       (D)         4,296          4,329                   4,294           4,326
                                                               ==========     ==========            ============      ==========

Earnings (loss) per share


  Primary                                            (A)/(C)$       0.14   $       0.06          $       (0.11)    $       0.02
                                                               ==========     ==========            ============      ==========

  Fully Diluted (2)                                  (B)/(D)$       0.14   $       0.06          $       (0.11)    $       0.02
                                                               ==========     ==========            ============      ==========


(1)      Common stock equivalents are anti-dilutive for the six month period.

(2) Not presented on the Consolidated Statements of Earnings because fully diluted earnings per share had a differential less than 3% of primary earnings per share.


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